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                                     EXHIBIT 10.1

                            EXECUTIVE EMPLOYMENT AGREEMENT

                                    EGGHEAD, INC.

                             DJ & J SOFTWARE CORPORATION

                                   GEORGE P. ORBAN







                                       Dated as of January 31, 1997

                                   -19-

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                            EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this "Agreement") between Egghead, Inc. ("Egghead"), a Washington corporation, DJ & J Software Corporation ("DJ& J"), a Washington corporation, and George P. Orban ("Executive") is dated and entered into as of January 31, 1997. Egghead and DJ& J are hereinafter referred to collectively as the "Company".

In consideration of the mutual covenants and promises contained herein, the Company and the Executive agree as follows:

1.  EMPLOYMENT

The Company will employ the Executive and the Executive will accept employment by the Company as its Chairman and Chief Executive Officer, with duties and responsibilities customarily associated with such position. The Executive will perform such additional duties as may be assigned from time to time by the Board of Directors of the Company which relate to the business of the Company, its subsidiaries or any business ventures in which the Company or its subsidiaries may participate. Subject to and consistent with the Company's Articles of Incorporation and Bylaws and subject to and consistent with its responsibilities under law, the Board of Directors of the Company, during the Term, will include the Executive as a part of the appropriate slate of directors for whom it solicits proxies in connection with the annual meeting of shareholders.

2.  ATTENTION AND EFFORT

The Executive will devote his full business time, attention and effort to the Company's business and will use his skills and render services to the best of his ability to serve the interests of the Company.

3.  TERM

Unless otherwise terminated as provided in Section 6 of this Agreement, the Executive's term of employment under this Agreement shall commence on the date hereof and shall expire on August 31, 1998 (the "Term").

4.  COMPENSATION

4.1 BASE SALARY
The Executive's compensation shall consist, in part, of an annual base salary of $300,000 before all customary payroll deductions (the "Base Salary"). The Base Salary shall be paid in substantially equal installments at the same intervals as other officers of the Company are paid.

5.  BENEFITS AND EXPENSES

5.1 EXPENSES
The Company shall promptly reimburse the Executive for all reasonable and necessary business expenses incurred and advanced by him in carrying out his duties under this Agreement. The Executive shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Company.

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5.2 BENEFITS
During the term of employment hereunder, the Executive shall be entitled to participate fully in any benefit plans, programs, policies and any fringe benefits which may be made available to the senior executives of the Company generally (except incentive and other bonus plans other than as specifically contemplated in this Agreement), including but not limited to medical, dental, disability, pension and retirement benefits, life insurance and other death benefits.

5.3 REIMBURSEMENT OF LIFE INSURANCE PREMIUM
The Company shall reimburse the Executive for an amount of up to $3,000 per year in 1997, 1998 and 1999 for premiums paid by the Executive for an insurance policy providing for the payment of insurance proceeds to the Executive's spouse and dependents in the amount of $1.3 million in the event of the Executive's death or disability on or prior to April 1, 1999. Such reimbursement shall occur promptly after receipt by the Company of evidence reasonably satisfactory to the Company of payment by the Executive of such life insurance premiums.

6.  TERMINATION
Employment of the Executive pursuant to this Agreement may be terminated as follows, but in any case, the provisions of Sections 9 and 10 shall survive the termination of the Executive's employment:

6.1 BY THE COMPANY
With or without Cause (as defined below), the Board of Directors may terminate the employment of the Executive at any time during the Term upon giving Notice of Termination (as defined below).

6.2 BY THE EXECUTIVE
The Executive may terminate his employment at any time during the Term for any reason upon giving Notice of Termination.

6.3 AUTOMATIC TERMINATION
Employment shall terminate automatically upon death or total disability of the Executive. The term "total disability" as used herein, shall mean an inability to perform the duties set forth in Section 1 because of illness or physical or mental disability for a period or periods aggregating 90 calendar days in any 12-month period, unless the Executive is granted a leave of absence by the Board of Directors of the Company. Executive and the Company hereby acknowledge that the Executive's ability to perform the duties specified in Section 1 is of the essence of this Agreement. Termination hereunder shall be deemed to be effective immediately upon the Executive's death or 30 days following a Notice of Termination based upon a determination by the Board of Directors of the Company of the Executive's total disability, as defined herein.

6.4 NOTICE
The term "Notice of Termination" shall mean written notice of termination of the Executive's employment. At the election of the Company, as set forth in the Notice of Termination, the Executive's employment and performance of services may continue for a period of 30 days following the Notice of Termination. Otherwise the Executive's employment shall terminate effective upon receipt of the Notice of Termination, provided that the Executive shall be entitled to termination payments in accordance with Section 7.


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6.5 CAUSE
Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" means cause given by the Executive to the Company and is limited to the following:

         (i)    Conviction of a felony or of a crime involving moral turpitude;

         (ii)   Continued misuse of alcohol or controlled substances; or

         (iii) The willful misconduct or gross negligence of the Executive which results in a material adverse effect on the Company.

7.  TERMINATION PAYMENTS

In the event of termination of the employment of the Executive during the Term, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Section 7:

7.1 TERMINATION BY THE COMPANY
If the Board of Directors terminates the Executive's employment during the Term, the Executive shall be entitled to receive (i) any unpaid Base Salary which has accrued for services already performed as of the date termination of the Executive's employment becomes effective, and (ii) the sum of $1,600,000, payable in a lump sum within 30 days after termination; provided, however, that if the Executive is terminated by the Board of Directors for Cause, the Executive shall not be entitled to receive the benefits set forth in clause (ii).

7.2 TERMINATION BY THE EXECUTIVE
If the Executive terminates his employment during the Term, the Executive shall not be entitled to receive any payments hereunder other than any unpaid Base Salary which has accrued for services already performed as of the date termination of the Executive's employment becomes effective.

7.4 TERMINATION BECAUSE OF DEATH OR TOTAL DISABILITY
In the event of a termination of the Executive's employment during the Term because of his death or total disability, the Executive or his personal representative shall not be entitled to receive any payments hereunder other than any unpaid Base Salary which has accrued for services already performed as of the date termination of the Executive's employment becomes effective.

7.5 TERMINATION IN CONNECTION WITH LIQUIDATION
If the Company liquidates its business during the Term, either through the sale of substantially all of its assets for cash, stock or other property or through a merger or other business combination in which the holders of voting stock of the Company before such transaction own less than 50% of the voting stock of the combined or surviving company following such transaction, the Executive shall be entitled to receive the payments set forth in Section 7.1, provided that the Executive continues his employment and carries out his responsibilities under this Agreement in connection with, and through the completion of, such liquidation or business combination.


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8.  RETENTION AND CONSULTING; ESCROW ARRANGEMENT

8.1 RETENTION AND CONSULTING
If the Executive's employment shall not have terminated for any reason prior to the end of the Term and the Executive shall not be entitled to the payment of the amount set forth in Section 7.1(ii) (either directly or through Section 7.5), then the Executive shall be entitled to the following payments:

(a) The Executive shall receive and the Company shall pay to the Executive a retention incentive bonus of $750,000 on August 31, 1998.

(b) The Executive shall, at the election of the Executive, be retained by the Company as a consultant for the period from September 1, 1998 through March 31,1999 (the "Consulting Period") and shall receive for such consulting services the sum of $550,000, payable on April 1, 1999. During the Consulting Period, the Executive shall make himself available to the Company for consultation by telephone, for up to a maximum of ten hours per week, regarding the Company's current and future business, plans developed under the authority of the Executive during employment, information and knowledge of the Company and its operations obtained during the period of Executive's employment and the Executive's general experience, judgment and expertise in the Company's industry.

8.2 PLEDGE AND ESCROW
Prior to August 31, 1997, the Executive and the Company shall enter into a pledge and escrow agreement ("Pledge Agreement") on mutually agreeable terms, providing for the pledge and escrow of Company funds in the amount of $1,600,000 (the "Pledge Amount") to secure the payment obligations of the Company under Sections 7.1, 7.5 and 8.1. If payment under Section 7.1 or 7.5 becomes due and is made, then the Pledge Agreement shall terminate and the Pledge Amount shall be returned to the Company. If no payment becomes due under Section 7.1 or 7.5 and payment becomes due and is made under Section 8.1(a), then the Pledge Amount shall be reduced to $550,000 and shall continue to secure the payment obligations of the Company under Section 8.1(b). If payment under Section 8.1 (b) becomes due and is made, then the Pledge Agreement shall terminate and the remaining balance of the Pledge Amount shall be returned to the Company. Interest on the Pledge Amount shall be paid to the Company.

9.  NONCOMPETITION AND NONSOLICITATION

9.1 APPLICABILITY
This Section 9 shall survive the termination of the Executive's employment with the Company or the expiration of the term of this Agreement.

9.2 SCOPE OF COMPETITION
The Executive agrees that he will not, directly or indirectly, during his employment and for a period of two years after the expiration of the Term or the date on which his employment with the Company terminates, whichever is later, be employed by, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any person or entity engaged in any operations in competition with the Company in the computer software resale market in the United States, unless released from such obligation in writing by the Company's Board of Directors. The Executive shall be deemed to be connected with such business if such business is carried on by a partnership, corporation or association of which he is an


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employee, member, consultant or agent; provided, however, that nothing herein shall prevent the purchase or ownership by the Executive of shares which constitute less than 2% of the outstanding equity securities of a publicly or privately held corporation.

9.3 SCOPE OF NONSOLICITATION
The Executive shall not, in addition, directly or indirectly (i) solicit, influence or entice any employee or consultant of the Company to cease his relationship with the Company or (ii) solicit, entice or in any way divert any customer or supplier of the Company to do business with an entity described herein. This Section 9.3 shall apply during the time period and geographical area described in Section 9.2 hereof.

9.4 EQUITABLE RELIEF
The Executive acknowledges that the provisions of this Section 9 are essential to the Company, that the Company would not enter into this Agreement if it did not include covenants not to compete or solicit and that damages sustained by the Company as a result of a breach of such covenants cannot be adequately remedied by damages, and the Executive agrees that the Company, notwithstanding any other provision of this Agreement, in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Agreement, including without limitation this Section 9. The Executive acknowledges that the covenants in this Agreement are reasonable and that compliance with such covenants will not prevent him from pursuing his livelihood.

9.5 EFFECT OF VIOLATION
The Executive and the Company agree that additional consideration has been given for the Executive entering into the noncompetition and nonsolicitation provisions of this Agreement and the Nondisclosure Agreement described in
Section 10, such additional consideration including, without limitation certain provisions for termination payments pursuant to Section 7 and other payments pursuant to Section 8 of this Agreement. Violation by the Executive of such noncompetition and nonsolicitation provisions or the Nondisclosure Agreement shall relieve the Company of any obligation it may have to make such termination payments and other payments, but shall not relieve the Executive of his obligation hereunder not to compete or solicit.

9.6 DEFINITION OF THE COMPANY
For purposes of Sections 9.2 and 9.3 hereof, "the Company" shall include all subsidiaries of the Company, the Company's parent corporation and any business ventures in which the Company, its subsidiaries or its parent corporation may participate.

10. NONDISCLOSURE

As a condition of his employment hereunder, the Executive has executed and delivered to the Company an agreement addressing the nondisclosure of confidential information (the "Nondisclosure Agreement") in the form attached hereto as Exhibit B and incorporated herein by reference as if set forth in full herein, which Nondisclosure Agreement shall survive the termination of the Executive's employment.

11. FORM OF NOTICE

Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally, by courier, by facsimile transmission (with hard copy delivered by overnight courier) or by registered or certified


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mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

If to the Executive:                   George P. Orban

                                            -------------------------

                                            -------------------------

If to the Company:                     Egghead, Inc.
                                            22705 E. Mission
                                            Liberty Lake, WA  98109

Copy to:                               Michael E. Stansbury
                                            Perkins Coie
                                            1201 Third Avenue, 40th Floor
                                            Seattle, Washington 98101

or such other address as shall be provided in accordance with the terms hereof. Notice shall be effective upon personal delivery, delivery by courier, receipt of facsimile transmission or three days after mailing.

12. ASSIGNMENT

The Executive agrees that this Agreement may be transferred or assigned by the Company to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party or (b) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business, and such assignee or transferee shall succeed to the rights and obligations of the Company hereunder. This Agreement is not assignable by the Executive.

13. WAIVER

No waiver of any of the provisions hereof shall be valid unless in writing, signed by the party against whom such claim or waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

14. AMENDMENTS IN WRITING

No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Executive.


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15. APPLICABLE LAW

This Agreement shall be governed by the substantive laws of the state of Washington, without regard to its conflicts of laws provisions.

16. SEVERABILITY

All provisions of this Agreement are severable, and the unenforceability or invalidity of any single provision hereof shall not affect the remaining provisions.

17. HEADINGS

All headings or titles in this Agreement are for the purpose of reference only and shall not in any way affect the interpretation or construction of this Agreement.

18. ATTORNEYS

In any action or proceeding brought by any party against the other arising out of or relating in any way to this Agreement, the prevailing party shall, in addition to other allowable costs, be entitled to an award of reasonable attorneys' fees.

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                                       EXECUTIVE:

                                       George P. Orban
                                       -------------------------
                                       George P. Orban

                                       COMPANY:

                                       EGGHEAD, INC.

                                       By  Brian W. Bender
                                           ---------------------
                                           Its Vice President, Chief Financial
                                            Officer and Secretary

                                       DJ & J SOFTWARE CORPORATION

                                       By  Brian W. Bender
                                           ---------------------
                                           Its Vice President, Chief Financial
                                            Officer and Secretary


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